Exhibit 10.2

开发协议 / Development Agreement

本开发协议（“协议”）由Northann Corp.（一家Neveda公司，其主要营业地点位于2251 Catawba River Rd, Fort Lawn, SC 29714（“买方”）与Asia Resource Holdings Limited, N Coast Rd, Mahé, Seychelles（“开发者”）于November 23, 2025（“生效日”）订立。买方与开发者有时在本协议中单独称为“一方”，合称为“各方”。

This Development Agreement (this "Agreement") is entered into as of November 23, 2025 (the "Effective Date"), by and between Northann Corp., a Neveda corporation with its principal place of business at 2251 Catawba River Rd, Fort Lawn, SC 29714 (the "Buyer"), and Asia Resource Holdings Limited,  with its registered office at N Coast Rd, Mahé, Seychelles (the "Developer"). Buyer and Developer are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

序言 / RECITALS

鉴于，买方希望开发者开发并交付NCL定制款智能装饰平台（“平台”，定义见下文），该平台涉及AI驱动的装饰图像生成、3D打印集成及相关功能，包括其中所有知识产权；

WHEREAS, Buyer desires that Developer develop and deliver the NCL Customized Intelligent Decoration Platform (the "Platform", as defined below), which involves AI-driven decoration image generation, 3D printing integration, and related functionalities, including all intellectual property rights therein;

鉴于，开发者同意根据本协议条款开发、测试、交付并转让平台的所有权利、所有权及权益给买方，清空所有留置权、负担、权利主张及任何种类限制；

WHEREAS, Developer agrees to develop, test, deliver and transfer to Buyer all of Developer's right, title and interest in and to the Platform, free and clear of all liens, encumbrances, claims and restrictions of any kind, upon the terms and subject to the conditions set forth herein;

鉴于，作为开发并交付平台的对价，买方同意按照本协议规定方式向开发者指定受让人发行并交付买方普通股，每股面值0.001美元（“普通股”），每股对价为0.40美元（“每股对价”）； WHEREAS, as consideration for the development and delivery of the Platform, Buyer agrees to issue and deliver to Developer's designee shares of Buyer common stock, par value $0.001 per share (the "Common Stock"), at a price per share of $0.40 (the "Per Share Consideration"), in the manner set forth herein;

鉴于，各方希望就前述开发规定某些陈述、保证、契约及协议；

WHEREAS, the Parties desire to set forth certain representations, warranties, covenants and agreements in connection with the foregoing development;

因此，鉴于本协议所载各方相互之间的契约、陈述、保证及协议，并鉴于其他善意及有价值对价（各方特此承认其收取及充分性），各方特此约定如下：

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

第1条 定义与解释 / ARTICLE 1 DEFINITIONS AND INTERPRETATION

1.1 某些定义 / 1.1 Certain Definitions

就本协议而言，下列术语具有以下含义：

For purposes of this Agreement, the following terms have the meanings set forth below:

· “诉讼” 指由或在任何政府当局前进行的任何权利主张、诉讼、诉讼、仲裁、调查、审计、程序或调查。

"Action" means any claim, action, suit, arbitration, inquiry, audit, proceeding or investigation by or before any Governmental Authority.

· “关联方” 指就任何人士而言，任何直接或间接控制该人士、受该人士控制或与该人士共同受控制的其他人士。

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person.

· “营业日” 指除星期六、星期日或Neveda州商业银行根据法律被授权或被要求关闭的其他日子以外的任何日子。

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Neveda are authorized or required by Law to close.

· “交付” 具有第2.4条所载含义。

"Delivery" has the meaning set forth in Section 2.4.

· “交付日期” 指交付实际发生的日期。

"Delivery Date" means the date on which the Delivery occurs.

· “第一笔对价股份” 指根据第3.2(a)条向开发者指定受让人发行的8,000,000股普通股（计算依据：第一笔支付金额3,200,000美元 ÷ 每股对价0.40美元 = 8,000,000股）。

"First Consideration Shares" means 8,000,000 shares of Common Stock to be issued to Developer's designee in accordance with Section 3.2(a) (calculated as: First Payment Amount of $3,200,000 ÷ Per Share Consideration of $0.40 = 8,000,000 shares).

· “第二笔对价股份” 指根据第3.2(b)条向开发者指定受让人发行的7,000,000股普通股（计算依据：第二笔支付金额2,800,000美元 ÷ 每股对价0.40美元 = 7,000,000股）。

"Second Consideration Shares" means 7,000,000 shares of Common Stock to be issued to Developer's designee in accordance with Section 3.2(b) (calculated as: Second Payment Amount of $2,800,000 ÷ Per Share Consideration of $0.40 = 7,000,000 shares).

· “控制”（包括“受……控制”及“与……共同受控制”）指通过投票证券所有权、合同或其他方式，直接或间接拥有指导或导致指导某人士管理及政策的方向的权力。

"Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

· “负担” 指任何留置权、质押、抵押、信托契据、抵押让与、担保权益、所有权保留、租赁、分租赁、许可、收费、期权、认股权证、地役权、役权、通行权、限制、契约或其他任何种类的负担。

"Encumbrance" means any lien, pledge, mortgage, deed of trust, hypothecation, assignment, security interest, title retention, lease, sublease, license, charge, option, warrant, easement, servitude, right of way, restriction, covenant or other encumbrance of any kind.

· “政府当局” 指任何联邦、州、地方或外国政府或其政治分区，或该政府或政治分区的任何机构或工具，或任何自律组织或其他非政府监管当局或准政府当局（在其规则、法规或命令具有法律效力的范围内），或任何具有管辖权的仲裁员、法院或法庭。

"Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

· “知识产权” 指所有知识产权及相关专有权利、权益及保护（在全球任何司法管辖区，无论注册或未注册），包括所有与版权、商标、商业外观、商号、商业秘密、专利、実用新型、工业设计、保密信息、专有技术、发明、道德权利、数据库权利及所有申请、注册、续展、竞标及申请该等权利的权利相关的权利。

"Intellectual Property" means all intellectual property rights and related proprietary rights, interests and protections (in each case in any jurisdiction throughout the world and whether registered or unregistered), including all rights associated with or arising under copyright, trademark, trade dress, trade name, trade secret, patent, utility model, industrial design, confidential information, know-how, invention, moral rights, database rights and all applications, registrations and renewals of, and bids and rights to apply for, such rights.

· “知情” 指，(a) 就开发者而言，开发者执行官在对其直接下属进行合理查询后的实际知识，该等下属合理预期对相关事项具有知识，以及 (b) 就买方而言，买方执行官的实际知识。

"Knowledge" means, (a) with respect to Developer, the actual knowledge of the executive officers of Developer, after reasonable inquiry of their direct reports who would reasonably be expected to have knowledge of the matter in question, and (b) with respect to Buyer, the actual knowledge of the executive officers of Buyer.

· “法律” 指任何政府当局的成文法、法律、条例、法规、规则、法令、禁令、判决、法令或其他命令。

"Law" means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or other order of any Governmental Authority.

· “损失” 指所有损失、损害、责任、不足、权利主张、利息、裁决、判决、罚款、罚金、成本及费用（包括合理的实际支出律师费、支出及其他调查、诉讼、专家及顾问成本）。

"Losses" means all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, fines, costs and expenses (including reasonable out-of-pocket attorneys' fees, disbursements and other costs of investigation, litigation, experts and consultants).

· “重大不利影响” 指任何变更、事件、影响、发生或情况，单独或与任何其他变更、事件、影响、发生或情况合并，对平台的开发、交付或买方业务产生或合理预期产生重大不利影响；但以下事项不构成重大不利影响或在确定是否发生重大不利影响时不予考虑：(a) 影响美国或任何其他国家经济或金融或资本市场的一般变更；(b) 影响开发者经营的行业的变更；(c) 本协议执行或公布引起的变更；或 (d) 战争、武装敌对行动、破坏、恐怖主义或自然灾害引起的变更。

"Material Adverse Effect" means any change, event, effect, occurrence or circumstance that, individually or in the aggregate with any other changes, events, effects, occurrences or circumstances, has had or would reasonably be expected to have a material adverse effect on the development, delivery or Buyer's business of the Platform; provided, however, that none of the following shall be deemed to constitute, or shall be taken into account in determining whether there has occurred, a Material Adverse Effect: (a) changes generally affecting the economy or financial or capital markets in the United States or any other country; (b) changes generally affecting the industries in which Developer operates; (c) any change arising from or attributable to the execution or announcement of this Agreement; or (d) any change arising from or attributable to acts of war, armed hostilities, sabotage, terrorism or natural disasters.

· “人士” 指个人、公司、合伙企业、合资企业、有限责任公司、政府当局、非公司组织、信托、协会或其他实体。

"Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

· “平台” 指附表1（“平台规格”）中描述的NCL定制款智能装饰平台，包括所有源代码、目标代码、可执行文件、文档、数据库、用户界面、API及相关材料，连同所有更新、修改、增强、衍生品及其中知识产权。

"Platform" means the NCL Customized Intelligent Decoration Platform described in Schedule 1 (the "Platform Specifications"), including all source code, object code, executables, documentation, databases, user interfaces, APIs, and related materials, together with all updates, modifications, enhancements, derivatives and Intellectual Property rights therein.

· “开发费用” 具有第3.1条所载含义。

"Development Fee" has the meaning set forth in Section 3.1.

· “每股对价” 指0.40美元，即买方普通股的每股对价，用于计算对价股份的数量。

"Per Share Consideration" means $0.40, which is the price per share of Buyer's Common Stock used to calculate the number of Consideration Shares.

· “陈述与保证” 指本协议第4条中各方所作陈述与保证。 "Representations and Warranties" means the representations and warranties of the Parties hereto set forth in Article 4.

· “证券法” 指1933年《证券法》，经修订。

"Securities Act" means the Securities Act of 1933, as amended.

· “交易文件” 指本协议及与本协议相关的任何其他协议、证书、文书或文件。

"Transaction Documents" means this Agreement and any other agreements, certificates, instruments or documents entered into or delivered in connection with this Agreement.

1.2 解释 / 1.2 Interpretation

除非本协议上下文另有要求：(a) 本协议中提及条款、章节或附表时，指本协议的条款、章节或附表；(b) “包括”、“包含”及“包括但不限于”等词及其变体，应被视为后接“但不限于”短语；(c) “美元”或“$”指美国美元；(d) 本协议中使用“本协议”、“本文”、“特此”、“本协议”、“本协议下”等词及类似含义词，指本协议整体而非本协议的任何特定条款；(e) “或”字非排他性；(f) 日子指营业日，除非另有指示；(g) 本协议标题仅为参考方便，不得限制或影响本协议含义；(h) 单数包括复数，反之亦然；以及 (i) 本协议解释时，不考虑任何推定或规则要求解释为对起草方不利。

Unless the context of this Agreement otherwise requires: (a) when a reference is made in this Agreement to an Article, Section or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement; (b) the words "include," "includes" and "including" and variations thereof, shall be deemed to be followed by the phrase "without limitation"; (c) the term "dollars" or "$" means United States dollars; (d) the words "hereof," "herein," "hereby," "hereto" and "hereunder," and words of similar import when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the word "or" is not exclusive; (f) references to days shall be to Business Days unless otherwise indicated; (g) the headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof; (h) the singular shall include the plural, and vice versa; and (i) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

第2条 开发与交付 / ARTICLE 2 DEVELOPMENT AND DELIVERY

2.1 平台的开发 / 2.1 Development of the Platform

根据本协议条款并受其约束，开发者应根据附表1所述规格开发平台，包括所有源代码、文档及相关材料。开发者应确保平台符合所有适用标准，并于交付日期前完成所有测试及验证。

Upon the terms and subject to the conditions set forth in this Agreement, Developer shall develop the Platform in accordance with the specifications set forth in Schedule 1, including all source code, documentation and related materials. Developer shall ensure that the Platform meets all applicable standards and completes all testing and validation prior to the Delivery Date.

2.2 排除范围 / 2.2 Excluded Scope

除平台开发外，买方或其任何关联方不承担开发者的任何其他责任或义务，无论已知或未知、或有或否则，开发者保留所有该等责任及义务。

Other than the development of the Platform, neither Buyer nor any of its Affiliates shall assume any other responsibilities or obligations of Developer, whether known or unknown, contingent or otherwise, and Developer shall retain all such responsibilities and obligations.

2.3 交付物 / 2.3 Deliverables

在交付时或之前： (a) 开发者交付物。开发者应向买方交付或促使交付： (i) 经开发者正式签署的知识产权转让及让与协议（“转让书”），形式及实质合理满意于买方，将平台的所有权利让与买方； (ii) 平台的所有物理及电子副本，包括所有源代码、文档及相关材料，以结构化、机器可读格式； (iii) 由开发者授权高管签署的证书，证明第6.1条所载条件满足；以及 (iv) 买方合理要求以实现本协议预期的其他协议、文书及文件。

At or prior to the Delivery: (a) Developer Deliverables. Developer shall deliver or cause to be delivered to Buyer: (i) a duly executed intellectual property assignment and transfer agreement in form and substance reasonably satisfactory to Buyer (the "Assignment") conveying all rights in the Platform to Buyer; (ii) all physical and electronic copies of the Platform, including all source code, documentation and related materials, in a structured, machine-readable format; (iii) a certificate executed by an authorized officer of Developer certifying the satisfaction of the conditions set forth in Section 6.1; and (iv) such other agreements, instruments and documents as may be reasonably requested by Buyer to effectuate the transactions contemplated hereby.

(b) 买方交付物。买方应向开发者交付或促使交付： (i) 根据第3.2条发行第一笔对价股份的证据； (ii) 由买方授权高管签署的证书，证明第6.2条所载条件满足；以及 (iii) 开发者合理要求以实现本协议预期的其他协议、文书及文件。

(b) Buyer Deliverables. Buyer shall deliver or cause to be delivered to Developer: (i) evidence of issuance of the First Consideration Shares in accordance with Section 3.2; (ii) a certificate executed by an authorized officer of Buyer certifying the satisfaction of the conditions set forth in Section 6.2; and (iii) such other agreements, instruments and documents as may be reasonably requested by Developer to effectuate the transactions contemplated hereby.

2.4 交付 / 2.4 Delivery

本协议预期的平台开发交付（“交付”）应通过交换签署文件及交付物远程进行，或各方同意的其他时间、日期及地点（交付实际发生的日期在本协议中称为**“交付日期”**），该日期应不晚于第6.2条所载条件满足或豁免后三个（3）营业日（性质上在交付时满足的条件除外），或各方同意的其他时间。

The delivery of the development contemplated by this Agreement (the "Delivery") shall take place remotely via the exchange of executed documents and deliverables, or at such other time, date and place as the Parties may agree (the date on which the Delivery actually occurs being referred to herein as the "Delivery Date"), which shall occur no later than three (3) Business Days after satisfaction or waiver of the conditions set forth in Section 6.2 (other than those conditions that by their nature are to be satisfied at the Delivery), or at such other time as the Parties may agree. For the avoidance of doubt, the conditions set forth in Section 6.2 do not include the issuance of Second Consideration Shares by the Buyer.

第3条 开发费用；对价 / ARTICLE 3 DEVELOPMENT FEE; CONSIDERATION

3.1 开发费用 / 3.1 Development Fee

平台开发的总开发费用为6,000,000美元（“开发费用”），该费用将通过发行15,000,000普通股支付，每股对价为0.40美元。

The aggregate development fee for the Platform shall be $6,000,000 (the "Development Fee"), which shall be paid by issuance of 15,000,000 shares of Common Stock at the Per Share Consideration of $0.40 per share.

3.2 支付形式 / 3.2 Form of Payment

尽管本协议有任何相反规定，开发费用应仅通过发行买方普通股支付，每股对价0.40美元。

Notwithstanding anything to the contrary herein, the Development Fee shall be paid solely by issuance and delivery by Buyer of shares of Common Stock, at the Per Share Consideration of $0.40 per share.

(a) 第一笔支付：在买方股东和NYSE American均批准协议及根据协议发行股份后后五个（5）营业日内，买方应向开发者指定受让人（“指定人”）发行并交付第一笔对价股份（即8,000,000股普通股，计算依据：3,200,000美元 ÷ 0.40美元/股 = 8,000,000股），作为开发费用3,200,000美元的对价。开发者应至少提前五个（5）营业日书面通知买方指定人及发行所需任何细节。

(a) First Payment: Within five (5) Business Days after both of the shareholders of the Buyer and the NYSE American approve the share issuance pursuant to the Agreement, Buyer shall issue and deliver to Developer's designee (the "Designee") the First Consideration Shares (i.e., 8,000,000 shares of Common Stock, calculated as: $3,200,000 ÷ $0.40 per share = 8,000,000 shares), as consideration for $3,200,000 of the Development Fee. Developer shall provide written notice to Buyer at least five (5) Business Days in advance specifying the Designee and any required details for issuance.

(b) 第二笔支付：在开发者交付后五个（5）营业日内，买方应向指定人发行并交付第二笔对价股份（即7,000,000股普通股，计算依据：2,800,000美元 ÷ 0.40美元/股 = 7,000,000股），作为开发费用剩余2,800,000美元的对价。

(b) Second Payment: Within five (5) Business Days after the Delivery by the Developer, Buyer shall issue and deliver to the Designee the Second Consideration Shares (i.e., 7,000,000 shares of Common Stock, calculated as: $2,800,000 ÷ $0.40 per share = 7,000,000 shares), as consideration for the remaining $2,800,000 of the Development Fee.

(c) 各方承认，第一笔对价股份及第二笔对价股份系在证券法第4(a)(2)条豁免注册的私募交易中发行，并构成适用联邦及州证券法下的“受限证券”。对价股份应带有附表3.2所述实质形式的限制性 legends。开发者陈述及保证，开发者或指定人并非买方“关联方”（证券法第144条定义），对价股份系为投资目的取得，而非为违反证券法分配，并遵守所有适用证券法。

(c) The Parties acknowledge that the First Consideration Shares and Second Consideration Shares are being issued in a private placement transaction exempt from registration under Section 4(a)(2) of the Securities Act, and shall constitute "restricted securities" under applicable federal and state securities laws. The Consideration Shares shall bear a restrictive legend substantially in the form set forth in Schedule 3.2. Developer represents and warrants that neither Developer nor the Designee is an "affiliate" (as defined in Rule 144 under the Securities Act) of Buyer, and that the Consideration Shares are being acquired for investment purposes only, without a view to distribution, and in compliance with all applicable securities laws.

3.3 开发费用分配 / 3.3 Allocation of Development Fee

各方同意，将开发费用在平台组件间分配，如附表3.3所述。

The Parties agree to allocate the Development Fee among the Platform components, as set forth in Schedule 3.3 attached hereto.

第4条 陈述与保证 / ARTICLE 4 REPRESENTATIONS AND WARRANTIES

4.1 开发者的陈述与保证 / 4.1 Representations and Warranties of Developer

除开发者同时向买方交付的相应编号披露附表（“开发者披露附表”）所述外，开发者于生效日期及交付日期向买方陈述及保证如下：

Except as set forth in the correspondingly numbered disclosure schedules delivered by Developer to Buyer concurrently herewith (the "Developer Disclosure Schedules"), Developer represents and warrants to Buyer as of the Effective Date and as of the Delivery Date as follows:

4.1.1 组织及资格 / 4.1.1 Organization and Qualification

开发者系根据其公司设立司法管辖区法律正式组织、有效存续并处于良好地位的公司，拥有充分的公司权力及权限开展其当前经营业务，包括开发平台。开发者在每个所有权或经营其资产或开展其业务要求该等资格的司法管辖区正式资格或许可并处于良好地位，除非失败合理预期产生重大不利影响。

Developer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to carry on its business as currently conducted, including the development of the Platform. Developer is duly qualified or licensed to do business and is in good standing in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

4.1.2 权限；可执行性 / 4.1.2 Authority; Enforceability

开发者拥有充分权利、权力及权限签署及交付本协议及其中一方为当事人的每份交易文件，履行其本协议及该等文件下义务并完成本协议及该等文件预期的开发。开发者签署及交付本协议及其中一方为当事人的每份交易文件、履行其本协议及该等文件下义务并完成本协议及该等文件预期的开发，已由开发者所有必要公司行动正式授权。本协议已由开发者正式签署及交付，且假设买方正式授权、签署及交付，本协议构成开发者对其条款的法律、有效及有约束力的义务，中一方为当事人的每份交易文件经签署将构成该等义务，受破产、资不抵债、欺诈转让、重整、缓期执行及其他类似法律对债权人权利的影响及一般衡平原则（无论在衡平诉讼或法律诉讼中考虑）限制。

Developer has the full right, power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the development contemplated hereby and thereby. The execution and delivery by Developer of this Agreement and each Transaction Document to which it is a party, the performance by Developer of its obligations hereunder and thereunder and the consummation by Developer of the development contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Developer. This Agreement has been, and upon their execution each of the Transaction Documents to which Developer is a party will be, duly executed and delivered by Developer, and, assuming due authorization, execution and delivery by Buyer, this Agreement constitutes, and upon their execution each of the Transaction Documents to which Developer is a party will constitute, a legal, valid and binding obligation of Developer, enforceable against Developer in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

4.1.3 无冲突；同意 / 4.1.3 No Conflicts; Consents

开发者签署及交付本协议及其中一方为当事人的每份交易文件，不违反且不导致违反开发者组织文件任何规定，履行其本协议及该等文件下义务并完成本协议及该等文件预期的开发将不，(a) 违反或导致违反开发者组织文件任何规定，(b) 违反或导致违反或违约（或导致任何终止、取消或加速权利）根据开发者为当事方或其任何财产或资产受约束的任何票据、债券、抵押、契约、许可、合同、协议或其他文书或义务条款、条件或规定，除非合理预期产生重大不利影响，或 (c) 违反适用开发者或其财产或资产的任何法律或命令。无任何政府当局或其他人士的同意、批准、许可、许可、命令或授权（每项**“同意”），或注册、申报或备案（每项“备案”**），要求由开发者或就开发者取得或作出，以连接签署、交付及履行本协议及交易文件并完成本协议及该等文件预期的开发，除已取得或作出的同意及备案外。

The execution and delivery by Developer of this Agreement and each Transaction Document to which it is a party, does not, and the performance by Developer of its obligations hereunder and thereunder and the consummation of the development contemplated hereby and thereby will not, (a) conflict with or result in a violation of any provision of the organizational documents of Developer, (b) conflict with or result in a violation or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Developer is a party or by which any of its properties or assets may be bound, except as would not reasonably be expected to have a Material Adverse Effect, or (c) violate any Law or Order applicable to Developer or its properties or assets. No consent, approval, license, permit, order or authorization (each, a "Consent") of, or registration, declaration or filing (each, a "Filing") with, any Governmental Authority or other Person is required to be obtained or made by or with respect to Developer in connection with the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the development contemplated hereby and thereby, other than Consents and Filings that have been obtained or made.

4.1.4 知识产权 / 4.1.4 Intellectual Property

开发者拥有或拥有充分许可使用开发平台所需的所有知识产权，且交付后，买方将拥有平台的所有权利、所有权及权益，清空所有负担。平台不侵犯任何第三方知识产权。

Developer owns or has sufficient licenses to all Intellectual Property necessary to develop the Platform, and upon Delivery, Buyer will own all right, title and interest in the Platform, free and clear of all Encumbrances. The Platform does not infringe any third-party Intellectual Property.

4.2 买方的陈述与保证 / 4.2 Representations and Warranties of Buyer

买方于生效日期及交付日期向开发者陈述及保证如下：

Buyer represents and warrants to Developer as of the Effective Date and as of the Delivery Date as follows:

4.2.1 组织及资格 / 4.2.1 Organization and Qualification

买方系根据Neveda州法律正式组织、有效存续并处于良好地位的公司，拥有充分的公司权力及权限开展其当前经营业务。

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Neveda, with full corporate power and authority to carry on its business as currently conducted.

4.2.2 权限；可执行性 / 4.2.2 Authority; Enforceability

买方拥有充分权利、权力及权限签署及交付本协议及其中一方为当事人的每份交易文件，履行其本协议及该等文件下义务并完成本协议及该等文件预期的交易。本协议已由买方正式签署及交付，且假设开发者正式授权、签署及交付，本协议构成买方对其条款的法律、有效及有约束力的义务，受破产、资不抵债、欺诈转让、重整、缓期执行及其他类似法律对债权人权利的影响及一般衡平原则限制。

Buyer has the full right, power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer, and, assuming due authorization, execution and delivery by Developer, this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles.

4.2.3 无冲突；同意 / 4.2.3 No Conflicts; Consents

买方签署及交付本协议及其中一方为当事人的每份交易文件，不违反且不导致违反买方组织文件任何规定，履行其本协议及该等文件下义务并完成本协议及该等文件预期的交易将不，(a) 违反或导致违反买方组织文件任何规定，(b) 违反或导致违反或违约根据买方为当事方或其任何财产或资产受约束的任何合同条款，除非合理预期产生重大不利影响，或 (c) 违反适用买方或其财产或资产的任何法律或命令。无任何政府当局或其他人士的同意、批准、许可、许可、命令或授权，或注册、申报或备案，要求由买方或就买方取得或作出，以连接签署、交付及履行本协议及交易文件并完成本协议及该等文件预期的交易，除已取得或作出的同意及备案外。

The execution and delivery by Buyer of this Agreement and each Transaction Document to which it is a party, does not, and the performance by Buyer of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, (a) conflict with or result in a violation of any provision of the organizational documents of Buyer, (b) conflict with or result in a violation or default under any of the terms of any contract to which Buyer is a party or by which any of its properties or assets may be bound, except as would not reasonably be expected to have a Material Adverse Effect, or (c) violate any Law or Order applicable to Buyer or its properties or assets. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required to be obtained or made by or with respect to Buyer in connection with the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, other than Consents and Filings that have been obtained or made.

第5条 契约 / ARTICLE 5 COVENANTS

5.1 保密 / 5.1 Confidentiality

各方同意，在本协议终止后五年（5年）内，保密并不披露对方专有信息，除非法律要求。

Each Party agrees to keep confidential and not disclose the other's proprietary information for a period of five (5) years following termination of this Agreement, except as required by Law.

5.2 公开公告 / 5.2 Public Announcements

未经对方事先书面同意，任何一方不得就本协议预期开发作出任何公开公告或发布任何新闻稿，除非法律或美国证监会要求。

Neither Party shall make any public announcement or issue any press release regarding the development contemplated hereby without the prior written consent of the other Party, except as may be required by Law or SEC requirements.

5.3 非竞争；非招揽 / 5.3 Non-Competition; Non-Solicitation

(a) 非竞争。在交付日期后两年（2年）期内（“限制期”），开发者不得，并不得允许其任何关联方，直接或间接，在美国任何地方，从事或参与开发与平台实质类似的智能装饰软件业务。

(a) Non-Competition. For a period of two (2) years following the Delivery Date (the "Restricted Period"), Developer shall not, and shall not permit any of its Affiliates to, directly or indirectly, anywhere in the United States, engage in or participate in any business that develops intelligent decoration software substantially similar to the Platform.

(b) 非招揽。在限制期内，开发者不得，直接或间接，(i) 招揽或雇佣交付日期时参与平台的买方任何雇员，或 (ii) 招揽或引诱平台任何客户或供应商终止或减少其与买方关系。

(b) Non-Solicitation. During the Restricted Period, Developer shall not, directly or indirectly, (i) solicit for employment or hire any employee of Buyer who was involved in the Platform as of the Delivery Date, or (ii) solicit or entice any customer or supplier of the Platform to cease or reduce its relationship with Buyer.

(c) 可执行性。若本第5.3条任何规定因期限、地域范围或范围过广而不可执行，该规定应可分离，且法院应修改其以最大程度符合法律许可的可执行性。

(c) Enforceability. If any provision of this Section 5.3 is held to be unenforceable because it is overbroad as to duration, geographic area or scope, it shall be severable and the court shall modify it to make it enforceable to the maximum extent permitted by Law.

5.4 进一步保证 / 5.4 Further Assurances

交付后，各方应，并促使其关联方，签署及交付该等额外文件、文书、让与及保证并采取该等进一步行动，以合理要求实现本协议规定并使本协议预期开发生效。

Following the Delivery, each Party shall, and shall cause its Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the development contemplated by this Agreement.

5.5 费用 / 5.5 Expenses

除本协议另有明确规定外，本协议及本协议预期开发的所有成本及费用应由发生该等成本及费用的各方支付。

Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the development contemplated hereby shall be paid by the Party incurring such costs and expenses.

第6条 交付条件 / ARTICLE 6 CONDITIONS TO DELIVERY

6.1 买方义务条件 / 6.1 Conditions to Obligations of Buyer

买方完成本协议的义务取决于买方（在适用法律许可范围内）在交付时或之前满足或豁免以下每个条件： (a) 开发者陈述与保证在交付日期上真实正确，仿佛在交付日期作出（除该等陈述与保证明确涉及较早日期者，在该等较早日期上真实正确）。 (b) 开发者已在所有重大方面履行本协议要求其在交付时或之前履行的所有义务，包括平台开发完成。 (c) 无命令或法律被颁布、进入、执行或被视为适用于本协议预期开发，使该等开发非法或以其他方式防止该等开发完成。 (d) 开发者已交付第2.3(a)条要求其交付的每个交付物。

The obligations of Buyer to consummate this Agreement are subject to the satisfaction or waiver by Buyer (to the extent permitted by applicable Law) at or prior to the Delivery of each of the following conditions: (a) The Representations and Warranties of Developer shall be true and correct as of the Effective Date and the Delivery Date as though made on and as of the Effective Date and the Delivery Date (except to the extent such Representations and Warranties expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date). (b) Developer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Delivery, including completion of the Platform development. (c) No Order or Law shall have been enacted, entered, enforced or deemed applicable to the development contemplated hereby that would make the consummation of such development illegal or otherwise prevent the consummation of such development. (d) Developer shall have delivered each of the deliverables required to be delivered by it under Section 2.3(a).

6.2 开发者义务条件 / 6.2 Conditions to Obligations of Developer

开发者完成本协议预期开发的义务取决于开发者（在适用法律许可范围内）在交付时或之前满足或豁免以下每个条件： (a) 买方陈述与保证在交付日期上真实正确，仿佛在交付日期作出（除该等陈述与保证明确涉及较早日期者，在该等较早日期上真实正确）。 (b) 买方已在所有重大方面履行本协议要求其在交付时或之前履行的所有义务，包括第一笔对价股份的发行。 (c) 无命令或法律被颁布、进入、执行或被视为适用于本协议预期开发，使该等开发非法或以其他方式防止该等开发完成。

The obligations of Developer to consummate the development contemplated by this Agreement are subject to the satisfaction or waiver by Developer (to the extent permitted by applicable Law) at or prior to the Delivery of each of the following conditions: (a) The Representations and Warranties of Buyer shall be true and correct as of the Delivery Date as though made on and as of the Delivery Date (except to the extent such Representations and Warranties expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date). (b) Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Delivery, including issuance of the First Consideration Shares. (c) No Order or Law shall have been enacted, entered, enforced or deemed applicable to the development contemplated hereby that would make the consummation of such development illegal or otherwise prevent the consummation of such development.

第7条 终止 / ARTICLE 7 TERMINATION

7.1 终止 / 7.1 Termination

本协议可在交付前随时终止： (a) 各方相互书面同意； (b) 由买方终止，若开发者在本协议中任何陈述、保证、契约或协议的重大违反导致买方义务条件失败，且该违反在向开发者书面通知后十（10）营业日内未治愈；或 (c) 由开发者终止，若买方在本协议中任何陈述、保证、契约或协议的重大违反导致开发者义务条件失败，且该违反在向买方书面通知后十（10）营业日内未治愈，。

This Agreement may be terminated at any time prior to the Delivery: (a) by mutual written agreement of the Parties; (b) by Buyer if there has been a material breach by Developer of any Representation, Warranty, covenant or agreement set forth in this Agreement that would give rise to the failure of a condition to Buyer's obligations and such breach is not cured within ten (10) Business Days following written notice thereof to Developer; or (c) by Developer if there has been a material breach by Buyer of any Representation, Warranty, covenant or agreement set forth in this Agreement that would give rise to the failure of a condition to Developer's obligations and such breach is not cured within ten (10) Business Days following written notice thereof to Buyer.

7.2 终止效果 / 7.2 Effect of Termination

若根据本第7条终止本协议，各方在本协议下所有义务终止，且任何一方在本协议下无进一步责任，除第5.1条（保密）、5.5条（费用）、本第7.2条及第8条（杂项）存续终止外。本第7.2条不免除任何一方对本协议任何故意或故意违反的责任。若终止前已支付第一笔对价股份，则开发者应退回等值资产或补偿。

In the event of termination of this Agreement pursuant to this Article 7, all obligations of the Parties under this Agreement shall terminate, and no Party shall have any further liability hereunder, except that the provisions of Sections 5.1 (Confidentiality), 5.5 (Expenses), this Section 7.2 and Article 8 (Miscellaneous) shall survive termination. Nothing in this Section 7.2 shall relieve any Party from liability for any willful or intentional breach of this Agreement. If terminated prior to Delivery, Developer shall return equivalent value for any First Consideration Shares already paid or provide compensation.

第8条 杂项 / ARTICLE 8 MISCELLANEOUS

8.1 通知 / 8.1 Notices

本协议下所有通知、要求、同意、权利主张、要求、豁免及其他通信应以书面形式作出，并被视为已给予 (a) 亲手交付时（有书面回执确认）；(b) 若由全国认可的隔夜快递发送（要求回执）时收到时；(c) 若由传真或.pdf文件电子邮件发送（有传输确认）时，若在收件人正常营业时间内发送，则在发送日期，若在收件人正常营业时间后发送，则在下一个营业日；或 (d) 邮寄经认证或挂号邮件、要求回执、邮资预付后第三（3）日。

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a .pdf document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

8.2 可分割性 / 8.2 Severability

若本协议任何条款或规定在任何司法管辖区无效、非法或不可执行，该无效、非法或不可执行不影响本协议任何其他条款或规定，或在任何其他司法管辖区使该条款或规定无效或不可执行。

If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

8.3 完整协议 / 8.3 Entire Agreement

本协议、开发者披露附表、交易文件及其他本协议下要求交付的文件构成各方就本协议及该等文件主题事项的唯一及完整协议及全部理解，取代各方就该等主题事项此前及同时的所有口头或书面理解、协议及陈述与保证。

This Agreement, the Developer Disclosure Schedules, the Transaction Documents and the other documents required to be delivered hereunder constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings, agreements and representations and warranties, both written and oral, with respect to such subject matter.

8.4 继受人及受让人 / 8.4 Successors and Assigns

本协议对各方各自继受人及许可受让人具有约束力，并使其受益。未经对方事先书面同意，任何一方不得通过法律运作或其他方式转让本协议或其本协议下任何权利、权益或义务；但，买方可将本协议下其权利及义务转让给任何关联方或合并、合并或出售其所有或实质所有资产的继受实体，而无须该等同意。违反本协议的任何据称转让无效。

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests or obligations hereunder, whether by operation of Law or otherwise, without the prior written consent of the other Party; provided, however, that Buyer may assign its rights and obligations hereunder to any Affiliate or successor entity in connection with a merger, consolidation or sale of all or substantially all of its assets without such consent. Any purported assignment in contravention hereof shall be null and void.

8.5 无第三方受益人 / 8.5 No Third-Party Beneficiaries

本协议仅为各方及其各自许可受让人的利益，本协议中无任何明示或默示意图或将赋予任何其他人士在本协议下或因本协议的任何法律或衡平权利、利益或救济。

This Agreement is for the sole benefit of the Parties and their respective permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.6 修改及补充；豁免 / 8.6 Amendment and Modification; Waiver

本协议仅可由各方签署的书面协议修改、变更或补充。任何一方对本协议任何规定的豁免仅若明确以书面形式载明并由该方签署方有效。任何一方豁免不得运作或被解释为对未由该书面豁免明确识别的任何失败、违反或违约的豁免，无论类似或不同性质，且无论发生于该豁免前或后。不行使、延迟行使本协议下任何权利、救济、权力或特权不构成对其的豁免；亦不排除任何其他或进一步行使或本协议下任何其他权利、救济、权力或特权的行使。

This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.7 管辖法律；管辖权提交 / 8.7 Governing Law; Submission to Jurisdiction

本协议及本协议或本协议预期开发产生的或与之相关的所有争议或争议，应受Neveda州内部法律管辖并据其解释，不考虑任何选择或冲突法律规定或规则（无论Neveda州或其他司法管辖区）导致适用其他司法管辖区法律。各方不可撤销提交位于Neveda州纽卡斯尔县的州及联邦法院专属管辖，以就本协议或本协议预期开发产生的或与之相关的任何诉讼、诉讼或其他程序。各方不可撤销及无条件放弃其就本协议或本协议预期开发产生的或与之相关的任何法律诉讼的陪审团审判的任何权利。

This Agreement and all disputes or controversies arising out of or relating to this Agreement or the development contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Neveda, without giving effect to any choice or conflict of law provision or rule (whether of the State of Neveda or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Neveda. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New Castle County, Neveda for the purpose of any suit, action or other proceeding arising out of or relating to this Agreement or the development contemplated hereby. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE DEVELOPMENT CONTEMPLATED HEREBY.

8.8 特定履行 / 8.8 Specific Performance

各方同意，若各方未按照本协议规定条款履行其本协议下义务（包括任何一方未采取本协议要求其采取的行动以完成本协议）或以其他方式违反该等规定，将发生金钱救济即使可用亦非充分救济的不可弥补损害。各方承认并特此同意 (a) 其有权，除法律或衡平下其有权救济外，取得禁令、特定履行或其他衡平救济以防止违反（或违反威胁）本协议并具体执行本协议条款及规定，(b) 金钱损害非本协议任何违反的充分救济，以及 (c) 特定履行权系本协议预期开发的组成部分，无该权利，各方将不订立本协议。因此同意，各方有权取得禁令或禁令以防止违反本协议并具体执行本协议条款及规定，在美国任何法院或具有管辖权的任何州法院，此外于其法律或衡平下有权救济。各方规定，若该方违反本协议中任何契约或协议，将导致其他方遭受不可弥补损害，且金钱损害将非充分救济。各方进一步规定，其他方寻求禁令或禁令以防止违反本协议或特定履行时，无需公布债券或其他担保。

The Parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and hereby agree that (a) they shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance or other equitable relief to prevent breaches (or threat of breaches) of this Agreement and to enforce specifically the terms and provisions hereof, (b) monetary damages are not an adequate remedy for any breach of this Agreement, and (c) the right of specific performance is an integral part of the development contemplated by this Agreement and without that right, the Parties would not have entered into this Agreement. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party stipulates that the other Parties would suffer irreparable harm if there were a breach by such Party of any covenant or agreement contained herein and that monetary damages would not provide an adequate remedy therefor. Each Party stipulates further that the other Parties shall not be required to post a bond or other security in connection with any action seeking an injunction or injunctions to prevent breaches of this Agreement or specific performance.

8.9 语言 / 8.9 Language

本协议的解释所用语言为英语。任何一方应发出的所有通知，以及所有与本协议或本协议履行或终止有任何相关方式的通信和文件，包括任何争议解决程序，均应以英文形式呈现。

The language which governs the interpretation of this Agreement is the English language. All notices to be given by any Party and all other communications and documentation which are in any way relevant to this Agreement or the performance or termination of this Agreement, including any dispute resolution proceedings, shall be in the English language.

8.10 副本 / 8.10 Counterparts

本协议可签署多份，每份视为原件，但所有副本共同构成各方之间同一协议。通过传真、电子邮件或其他电子传输交付的本协议签署副本应被视为具有与原件签署副本相同法律效力。

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

各方特此通过其正式授权代表于生效日期签署本协议。

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

BUYER: NORTHANN CORP.

By:	/s/LIN LI

Name:	LIN LI

Title:	CEO

Date:	November 23, 2025

DEVELOPER: Asia Resource Holdings Limited

By:	/s/ Payet Nicolas

Name:	Payet Nicolas

Title:	Managing Director

Date:	November 23, 2025

附表 / SCHEDULES

附表1：平台规格 / Schedule 1: Platform Specifications

平台为NCL定制款智能装饰平台，具有以下关键功能： / The Platform is the NCL Customized Intelligent Decoration Platform with the following key functionalities:

序号 / Seq.	描述 / Description	关键功能 / Key Functions

1	数据收集 / Data Collection	- 建立庞大的装饰图像数据库,涵盖各类材质和元素的高清图像和详细信息 / - Establish a large decoration image database covering high-definition images and details of various materials and elements

2	算法训练 / Algorithm Training	- 采用先进的机器学习算法,通过大量样本训练和优化 / - Use advanced machine learning algorithms, trained and optimized with large samples

3	定制输出 / Customized Output	- 用户输入需求,系统快速生成高质量装饰图像 / - User inputs requirements, system quickly generates high-quality decoration images

4	个性化定制 / Personalized Customization	- 样式选择、颜色搭配、图案设计（如二次元主题） / - Style selection, color matching, pattern design (e.g., anime theme)

5	即时预览 / Instant Preview	- 设计生成、实时预览、灵活修改 / - Design generation, real-time preview, flexible modifications

6	可视化沟通 / Visual Communication	- 可视化呈现设计，提升沟通效率 / - Visual presentation of designs to enhance communication efficiency

7	未来拓展 / Future Expansion	- 家具定制、室内装修、包装设计、广告创意 / - Furniture customization, interior decoration, packaging design, advertising creativity

附表2.1：开发范围 / Schedule 2.1: Development Scope

· 附表1所述平台的所有源代码、目标代码、可执行文件及相关材料。 / - All source code, object code, executables, and related materials for the Platform as described in Schedule 1. · 平台的所有文档、用户手册、技术规格及培训材料。 / - All documentation, user manuals, technical specifications, and training materials related to the Platform. · 构成平台的所有数据库、API及接口。 / - All databases, APIs, and interfaces comprising the Platform. · 专与平台相关的所有商业秘密、专有技术及保密信息。 / - All trade secrets, know-how, and confidential information exclusively related to the Platform. · 与平台相关的商誉。 / - Goodwill associated with the Platform.

附表3.2：限制性 legends / Schedule 3.2: Restrictive Legend

对价股份证书应带有以下 legends：

The following legend shall be placed on certificates representing the Consideration Shares:

“本证券未根据1933年《证券法》（经修订，“证券法”）或任何州证券法律注册。本证券的任何转让无效或无效，除非 (I) 证券法下注册声明对其生效，或 (II) 持有人向NORTHANN CORP. 提供律师意见，该意见合理满意于NORTHANN CORP.，认为证券法下注册豁免适用于该转让，或 (III) 持有人向NORTHANN CORP. 提供美国证券交易委员会的“无行动”函。”

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT SHALL BE EFFECTIVE WITH RESPECT THERETO, OR (II) THE HOLDER SHALL HAVE FURNISHED TO NORTHANN CORP. AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO NORTHANN CORP., THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT SHALL APPLY TO SUCH TRANSFER, OR (III) THE HOLDER SHALL HAVE FURNISHED TO NORTHANN CORP. A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

附表3.3：开发费用分配 / Schedule 3.3: Development Fee Allocation

组件类别 / Component Category	分配金额 / Allocation Amount

核心算法及AI模块（V类 - 无形资产） / Core Algorithms and AI Modules (Class V - Intangibles)	$3,000,000

用户界面及集成模块 / User Interface and Integration Modules	$2,000,000

测试、文档及知识产权转让 / Testing, Documentation and IP Transfer	$1,000,000

总计 / Total	$6,000,000